SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2005
SIMMONS BEDDING COMPANY
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188
(Address of Principal Executive Offices)	(Zip Code)
(770) 512-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On December 16, 2005, Simmons Bedding Company (the “Company”) amended its senior credit facility to revise the financial covenants to be as follows through 2007:
(i)	a minimum interest coverage ratio, with compliance levels ranging from an interest coverage of no less than 1.85:1.00 from December 31, 2005 through December 31, 2006; 2.00:1.00 for March 31, 2007; 2.15:1.00 from June 30, 2007 through September 30, 2007; and 2.25:1.00 for December 31, 2007.

(ii)	A maximum leverage ratio, with compliance levels ranging from total leverage of no greater than 6.50:1.00 for December 31, 2005; 6.25:1.00 from March 31, 2006 through June 30, 2006; 6.15:1.00 for September 30, 2006; 5.90:1.00 for December 31, 2006; 5.60:1.00 for March 31, 2007; 5.25:1.00 for June 30, 2007; 5.00:1.00 from September 30, 2007 through December 31, 2007.
As part of the amendment of it’s senior credit facility, the Company voluntarily prepaid $15.0 million of its tranche C term loan from cash flow from operations on December 19, 2005.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
10.1.	First Amendment dated as of December 16, 2005 to the Amended and Restated Credit and Guaranty Agreement, dated as of August 27, 2004, among Simmons Bedding Company, as Company, THL-SC Bedding Company and certain subsidiaries of the Company, as Credit Support Parties, Goldman Sachs Credit Partners L.P., as Co-Syndication Agent, certain financial institutions listed therein, UBS Securities, LLC, as Co-Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.
SIMMONS BEDDING COMPANY
By: /s/ William S. Creekmuir
       William S. Creekmuir
       Executive Vice President and Chief Financial Officer
Date: December 19, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Name

10.1	First Amendment dated as of December 16, 2005 to the Amended and Restated Credit and Guaranty Agreement, dated as of August 27, 2004, among Simmons Bedding Company, as Company, THL-SC Bedding Company and certain subsidiaries of the Company, as Credit Support Parties, Goldman Sachs Credit Partners L.P., as Co-Syndication Agent, certain financial institutions listed therein, UBS Securities, LLC, as Co-Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent.